EXHIBIT 16.1

Carr, Riggs & Ingram, LLC

12400 Coit Road, Suite 1000

 Dallas, Texas 75251‐2005

December 20, 2017

Securities and Exchange Commission 100 F Street, N.E.

Washington, D.C. 20549 Ladies and Gentlemen:

We have read Item 4.01 of Form 8‐K of Worldwide Specialty Chemicals, Inc. for the event that occurred on December 19, 2017, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Carr, Riggs & Ingram, LLC

Carr, Riggs & Ingram, LLC